EXHIBIT 23.5



                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation in this Registration Statement on Form S-4 (File No. 333-01619) of our report dated April 7, 1995, which includes an explanatory paragraph concerning the Company's ability to continue as a going concern, of our audits of the consolidated financial statements of Chiat/Day Holdings, Inc. for the years ended October 31, 1994.




                                                 Coopers & Lybrand LLP



Sherman Oaks, California
April 29, 1996